                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated January 29, 1999 accompanying the financial statements of MIDAS Computer Software Limited appearing in the Form 8-K of Tier Technologies dated February 12, 1999 which is incorporated by reference in this Registration Statement of Tier Technologies. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tier Technologies on Form S-8 (File No. 333-XXXXX, effective April 26, 1999) and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton
------------------
Grant Thornton

Registered Auditors
Chartered Accountants
Birmingham, United Kingdom
April 26, 1999